UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2014

GulfMark Offshore, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33607	76-0526032
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

842 West Sam Houston Parkway North, Suite 400, Houston, Texas 77024

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (713) 963-9522

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 23, 2014, GulfMark Offshore, Inc. (the “Company”) entered into an Amendment and Restatement Agreement (the “Amendment Agreement”) to amend the NOK 600,000,000 Multi-Currency Revolving Credit Facility Agreement dated December 27, 2012, by and among GulfMark Rederi AS, an indirect wholly-owned subsidiary of the Company, as borrower (the “Borrower”), and DNB Bank ASA, in its capacity as sole lender and as agent (the “Amended Facility Agreement”).

The Amended Facility Agreement extended the scheduled maturity date from September 30, 2017 to September 30, 2019. Under the Amended Facility Agreement, loans made in Norwegian krone (“NOK”) will accrue interest at the Norwegian Interbank Offered Rate (“NIBOR”), loans made in U.S. Dollars will accrue interest at the London Interbank Offered Rate (“LIBOR”), and an applicable margin, based on the Company’s capitalization ratio, will be added to the LIBOR and NIBOR rates charged to the Borrower.

The Amended Facility Agreement has certain revised covenants. The Amended Facility Agreement requires compliance with two financial covenants:

(1) The Company must not permit its interest coverage ratio, on a consolidated basis, to be less than 4.0:1.0. The Amendment Agreement generally defines the interest coverage ratio as the ratio of (a) EBITDA to (b) interest paid on the total debt paid by the Company and its subsidiaries.

(2) The Company must not permit its capitalization ratio at the end of each financial quarter to exceed 50%. The Amendment Agreement generally defines the capitalization ratio as the ratio of (a) long term indebtedness of the Company to (b) long term indebtedness of the Company plus shareholders equity, in each case, of the Company and its subsidiaries on a consolidated basis.

The Amended Facility Agreement increases the minimum vessel collateral coverage requirement, from 140% of outstanding loans under the facility, to 150%.

The Amended Facility Agreement contains certain amended events of default.

The Amended Facility Agreement is secured by certain vessels of the Borrower. The Company unconditionally guaranteed the Borrower’s obligations under the Amended Facility Agreement and other related loan documents.

The above descriptions of the Amendment Agreement and Amended Facility Agreement are qualified in their entirety by reference to the complete text of both Agreements filed as Exhibits 10.1 and 10.2, respectively, which are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

     (d)     Exhibits

10.1	Amendment and Restatement Agreement between Gulfmark Rederi AS, DNB Bank ASA and others dated October 23, 2014.

10.2	NOK 600,000,000 Amended and Restated Multi-Currency Revolving Credit Facility Agreement between GulfMark Rederi AS, DNB Bank ASA and others dated October 23, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GULFMARK OFFSHORE, INC.

Date: October 29, 2014	By:	/s/ James M. Mitchell
James M. Mitchell
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amendment and Restatement Agreement between Gulfmark Rederi AS, DNB Bank ASA and others dated October 23, 2014.

10.2	NOK 600,000,000 Amended and Restated Multi-Currency Revolving Credit Facility Agreement between GulfMark Rederi AS, DNB Bank ASA and others dated October 23, 2014.